EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333 – 128814, No. 333 – 132897, and No. 333 – 140384) on Form S-8 of Sun American Bancorp of our report dated March 30, 2009, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Sun American Bancorp for the year ended December 31, 2008.

/s/ Carr, Riggs & Ingram, LLC

Dothan, Alabama

March 30, 2009